UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ICT GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ICT GROUP, INC.

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 18, 2005

TO THE SHAREHOLDERS OF

ICT GROUP, INC

Notice is hereby given that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of ICT GROUP, INC. (the “Company” or “ICT”) will be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 18, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect one director;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record as of the close of business on April 1, 2005 will be entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. A list of shareholders of the Company as of the close of business on April 1, 2005 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company’s executive offices at 100 Brandywine Boulevard, Newtown, Pennsylvania 18940.

By Order of the Board of Directors,

Jeffrey C. Moore

Secretary

Newtown, Pennsylvania

April 13, 2005

EACH SHAREHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

ICT GROUP, INC.

100 Brandywine Boulevard

Newtown, Pennsylvania 18940

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 18, 2005

General Information on the Meeting

This proxy statement and the accompanying form of proxy are being mailed on or about April 13, 2005 to the shareholders of ICT GROUP, INC. (the “Company” or “ICT”). These materials are being furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 18, 2005, at 10:00 a.m., local time, and at any adjournments thereof.

The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of the Company who will not be specially compensated for such services. The Company also will request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

Voting at the Meeting

Only shareholders of common stock of the Company, par value $0.01 per share (“Common Stock”), of record at the close of business on April 1, 2005 are entitled to notice of, and to vote at, the Annual Meeting. As of April 1, 2005, there were 12,660,500 shares of Common Stock outstanding. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock held in such shareholder’s name.

The Company presently has no other class of stock outstanding and entitled to vote at the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed form of proxy is a means by which a shareholder may authorize the voting of his or her shares at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of the votes cast (in other words, nominees with the highest number of votes are elected). All other matters to be acted upon at the Annual Meeting will be determined by the affirmative vote of the holders of the majority of the votes cast with respect to that matter. A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether a quorum is present, is not considered a cast vote and will have no effect on the vote. Similarly, a broker “non-vote” on any matter (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from that beneficial owner and those matters are matters with respect to which the broker has no discretion to vote) will have no effect on the outcome of the vote on that matter.

The shares of Common Stock represented by each properly executed proxy will be voted at the Annual Meeting in accordance with each shareholder’s directions. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified and the enclosed proxy card is properly executed and returned, the shares will be voted FOR the nominee listed herein under “Election of Director” and FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Execution of the accompanying proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke the proxy by giving written or oral notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted.

Your proxy vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company’s transfer agent in the name of a broker or bank, you must secure a proxy from your broker or bank assigning voting rights to you for your shares of Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Board of Directors of the Company currently consists of five members and is divided into three classes: two classes each consisting of two directors and one class consisting of one director. One class of directors is elected each year to hold office for a three-year term and until the election and qualification of his successor or until his death, removal or resignation. At the Annual Meeting, one director will be elected for the class with a term expiring at the Annual Meeting. The term of office for the director elected at the Annual Meeting will expire at the 2008 annual meeting of shareholders.

The Board of Directors has nominated Donald P. Brennan, a current member of the Board of Directors, for election as a director at the Annual Meeting.

The nominee has consented to be named and to serve if elected. Unless otherwise instructed by the shareholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominee. The Board of Directors believes the nominee will be able to serve as a director. If this should not be the case, however, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors recommends a vote FOR the nominee.

Nominee for Election with a Term Expiring in 2008

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships

Donald P. Brennan	64	Donald P. Brennan has served as Vice-Chairman and a director of the Company since April 1987. He also serves as a director of Eurotel Marketing Limited and ICT Australia PTY Ltd, both of which are subsidiaries of the Company. Mr. Brennan has been a private investor since December 1998. From February 1996 to December 1998, he was an Advisory Director of Morgan Stanley & Co. Incorporated. In addition, Mr. Brennan served as a Managing Director and Head of the Merchant Banking Division of Morgan Stanley & Co. Incorporated from 1986 until his retirement in February 1996, and he also has served as Chairman of Morgan Stanley Capital Partners III, Inc., Chairman of Morgan Stanley Leveraged Equity Fund II, Inc., Chairman of Morgan Stanley Venture Partners and a director of Morgan Stanley & Co. Incorporated.

Directors Continuing in Office with Terms Expiring in 2006

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships

John J. Brennan	61	Mr. Brennan has served as Chairman, Chief Executive Officer and a director of the Company since April 1987, when he managed the buyout of ICT’s predecessor company, International Computerized Telemarketing, Inc., from Decision Industries Corporation (“DIC”). He also served as President of the Company from April 1987 to June 2001 and again since January 2003. Mr. Brennan was employed by DIC from May 1983 to March 1987 and over that period served as Vice President of Product Marketing, Vice President of Corporate Planning and Business Development and President of its subsidiary, International Computerized Telemarketing.

John A. Stoops	51	Mr. Stoops has been an independent marketing consultant since June 2001. Mr. Stoops had been Vice President of Scholastics Direct to Home from June 1999 to June 2001. From January 1995 to May 1999, Mr. Stoops was Vice President of Books for American Express Publishing Corporation. From November 1990 to September 1994, Mr. Stoops was President of Atlas Editions, U.S.A. He has been a director of the Company since 1996.

Directors Continuing in Office with Terms Expiring in 2007

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships

Bernard Somers	55	Mr. Somers has been a partner of Somers & Associates, Chartered Accountants, located in Dublin, Ireland, since 1988. Mr. Somers has been a director of the Company since 1996. He currently serves as a director of Eurotel Marketing Limited, a subsidiary of the Company, and Commerzbank Europe (Ireland) Ltd.

Seth J. Lehr	48	Mr. Lehr has been a partner of LLR Equity Partners, L.P., located in Philadelphia, Pennsylvania, since 1999. From 1992 to 1999, Mr. Lehr was employed by Legg Mason Wood Walker, a Baltimore-based investment banking firm, and held the position of Managing Director and Group Head of the Investment Bank Division. Mr. Lehr has been a director of the Company since 2000. Mr. Lehr serves as a director of Opinion Research Corporation.

General Information Concerning the Board of Directors and its Committees

The Board of Directors of the Company met on seven occasions during 2004. The Board of Directors annually elects from its members an Audit Committee and Compensation Committee.

Controlled Company. John J. Brennan and Eileen Brennan Oakley have reported on their Schedule 13D, as amended, that they are part of a group and together hold in excess of 50% of the power to vote in the election of directors of the Company. The Company is therefore a “controlled company” as defined by Nasdaq rules and exempt from the requirement to maintain a majority of independent directors on the Board and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. However, the Board of Directors has determined that a majority of its members – Messrs. Somers, Stoops and Lehr—are independent directors.

Audit Committee. The Audit Committee, composed of Bernard Somers (Chairman), John A. Stoops and Seth J. Lehr, met four times during 2004. All members of the Audit Committee are independent (as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act). In addition, the Board of Directors has determined that Bernard Somers and Seth J. Lehr qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission (“SEC”) in Item 401(h) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee, which was included as an Appendix in the Company’s proxy statement in connection with the 2004 Annual Meeting of Shareholders. The Audit Committee appoints the Company’s independent registered public accounting firm to serve the following year, oversees their independence and monitors the integrity of the Company’s financial reporting process and system of internal controls. The Audit Committee meets quarterly with the Company’s principal financial and accounting officers and independent registered public accounting firm to review the scope of auditing procedures, the Company’s policies relating to internal auditing and accounting procedures and controls, and to discuss results of the quarterly reviews and the annual audit of the Company’s financial statements.

Compensation Committee. The Compensation Committee, composed of Donald P. Brennan (Chairman) and Bernard Somers, met two times during 2004. The Compensation Committee is responsible for approving the base salaries and the total direct compensation levels of the Chief Executive Officer and the other executive officers of the Company. In addition, the Compensation Committee (i) reviews and approves the performance criteria for incentive compensation awards and the achievement levels and payout for the executive officers in accordance with the Company’s Incentive Plan (ii) determines awards of equity compensation to executive officers under the Company’s 1996 Equity Compensation Plan and (iii) reviews other compensation matters generally.

Director Nominations. The Board of Directors does not have a standing nominating committee or a nominating committee charter. The Board of Directors has not considered a nominating committee necessary because few directors have been added to the Board since the Company’s inception. Nominees for the Board of Directors are selected by the Board after receiving recommendations of potential candidates from a member of the Board. The Company has engaged a third party search firm to assist in identifying and evaluating potential nominees and may, in the future, establish a standing nominating committee. The Board of Directors will consider a shareholder’s nominees for election to the Board in 2006 if the suggestion is made in writing, includes biographical data and a description of the nominees’ qualifications and is accompanied by the written consent of each nominee. Any such suggestion for nominees must be mailed to the Secretary of the Company at its corporate offices and received by the Secretary no later than December 1, 2005.

The Board has not established minimum qualifications for Board members but may do so in the future. Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, personal integrity and judgment, and skills and qualifications that complement the skills and qualifications of other Board members.

Shareholder Communication with Board Members. Any shareholder who wishes to communicate with the Board, or one or more specific members of the Board or a Committee of the Board, should communicate in a writing addressed to the Secretary of the Company at its corporate offices. The Secretary of the Company has been instructed by the Board to promptly forward all such communications to the specified addressee.

Board Member Attendance at Annual Meetings. The Company expects all directors to attend the annual meeting of shareholders. All directors attended the annual meeting of shareholders held in 2004.

EXECUTIVE OFFICERS OF THE COMPANY

Name	Age	Position

John J. Brennan	61	Chairman, Chief Executive Officer and President

John D. Campbell	49	Executive Vice President, Global Sales and Marketing

Timothy F. Kowalski	44	Executive Vice President, Technology and Planning

John L. Magee	51	Executive Vice President, Global Operations

Vincent A. Paccapaniccia	47	Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary

Antoinette Forth	42	Senior Vice President, Financial Sales and Business Development

Pamela J. Goyke	49	Chief Information Officer and Senior Vice President of Systems and Technology

Janice A. Jones	60	Senior Vice President, Corporate Support Services

Dean J. Kilpatrick	60	Senior Vice President, CRM Services Operations

Donald T. McCormick	47	Senior Vice President, North American Sales Division

Jeffrey C. Moore	49	Senior Vice President, General Counsel and Secretary

James Shannon	50	Senior Vice President, Commercial Sales and Development

John J. Brennan’s employment background is described above under “Directors Continuing In Office with Terms Expiring in 2006.”

John D. Campbell has served as Executive Vice President, Global Sales and Marketing since January 2003. Prior to that, Mr. Campbell was President of ICT Sales since January 1998. He served as President of ICT Domestic Sales from January 1997 to January 1998 and as Senior Vice President, Sales and Marketing from January 1990 to January 1998.

Timothy F. Kowalski has served as Executive Vice President, Technology and Planning since January 2003. Prior to that, Mr. Kowalski was President, CRM Technology Ventures and Senior Vice President Corporate Planning since December 2001. From February 2000 to November 2001, Mr. Kowalski served as President of the Company’s former wholly-owned subsidiary iCT ConnectedTouch LLC. Mr. Kowalski was the Company’s Senior Vice President, Systems and Technology and Chief Information Officer from August 1997 to February 2000.

John L. Magee has served as Executive Vice President, Global Operations since January 2003. Prior to that, Mr. Magee was President, ICT North American Services since January 2001 and was President of ICT TeleServices Division since January 1996. He was the Company’s Executive Vice President, Operations from January 1994 to January 1996. From November 1987 to January 1994, he served as Senior Vice President, Operations of the Company.

Vincent A. Paccapaniccia has served as Executive Vice President, Finance and Administration since January 2003 and as Chief Financial Officer since August 1998. From August 1998 until January 2003, Mr. Paccapaniccia was the Company’s Senior Vice President, Finance and Assistant Secretary. From July 1998 to August 1998, he served as Senior Vice President of Finance. From January 1996 to July 1998, Mr. Paccapaniccia served as Vice President of Finance.

Antoinette Forth has served as Senior Vice President Financial Sales and Business Development since May 18, 2004. From May 1995 to May 2004, Ms. Forth served as Vice President Sales of the Company.

Pamela J. Goyke has served as the Company’s Chief Information Officer and Senior Vice President of Systems and Technology since October 2000. Prior to joining the Company, Ms. Goyke served as Senior Manager for Ernst & Young LLP, in its High Growth Customer Relationship Management Practice from 1999 to 2000. She held several senior management positions with Electronic Data Systems from 1981 to 1998, including Divisional Vice President and Divisional Chief Information Officer.

Janice A. Jones has served as the Company’s Senior Vice President, Corporate Support Services since January 2003. Prior to that, Ms. Jones was the Company’s Senior Vice President Quality Management and Development since September 1999 and served as Vice President Quality Assurance from 1996 to 1999.

Dean J. Kilpatrick has served as Senior Vice President CRM Services Operations since July 2003. Prior to that, Mr. Kilpatrick was Senior Vice President Corporate Operations since May 2002 and President of the Company’s Marketing Services division since September 1996.

Donald T. McCormick has served as Senior Vice President North American Sales Division since July 1, 2003. From December 1999 until July 2003, Mr. McCormick served as the Vice President and General Manager of the Company’s financial services business. Prior to joining the Company, Mr. McCormick was the President of Beach Direct Marketing Resources, Inc. from June 1998 to December 1999.

Jeffrey C. Moore has served as the Company’s Senior Vice President, General Counsel and Secretary since December 2003. From October 1996 until December 2003, Mr. Moore served as General Counsel and later Vice President and General Counsel of Kulicke & Soffa Industries, Inc., a chip assembly and test interconnect company.

James Shannon has served as the Company’s Senior Vice President Commercial Sales and Business Development since January 2000. Prior to that, Mr. Shannon was Senior Vice President International Sales since August 1996.

The executive officers are elected or appointed by the Board of Directors of the Company to serve until election or appointment and qualification of their successors or their earlier death, resignation or removal.

The Company has adopted a Code of Conduct that applies to the directors, officers and employees of the Company, and a Code of Ethics for the Company’s Chief Executive Officer and senior financial officers. Both documents are available on the Company’s website at www.ictgroup.com. You may also request these documents in print form by contacting the Legal Department of ICT Group, Inc., 100 Brandywine Boulevard, Newtown, Pa. 18940.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 19, 2005 (except as otherwise noted) regarding the beneficial ownership of Common Stock (i) by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) by each director of the Company, (iii) by each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and (iv) by all current executive officers and directors of the Company as a group.

Executive Officers and Directors

Names	Number of Shares Beneficially Owned(1)	Percentage of Class(2)

John J. Brennan(3)	7,717,647	59.8%

Donald P. Brennan(4)	4,520,000	35.6%

Seth J. Lehr(5)	22,500	*

Bernard Somers(5)	28,500	*

John A. Stoops(5)	22,500	*

John D. Campbell(6)	167,900	1.3%

John L. Magee(7)	167,400	1.3%

Antoinette Forth(8)	12,250	*

James Shannon(9)	46,400	*

All executive officers and directors as a group (16 persons)(10)	8,309,022	61.6%

Other Beneficial Owners

Names	Number of Shares Beneficially Owned(1)	Percentage of Class(2)

Eileen Brennan Oakley(11)	5,419,197	42.8%

Westcap Investors LLC(12)	1,089,897	8.6%
1111 Santa Monica Boulevard
Suite 820
Los Angeles, CA 90025

Wellington Management Company, LLP(13)	923,000	7.3%
75 State Street
Boston, MA 02109

*	Less than one percent

(1)	Nature of ownership consists of sole voting and investment power unless otherwise indicated. The number of shares indicated includes shares issuable upon the exercise of outstanding stock options held by each individual or group to the extent such options are exercisable within 60 days of March 19, 2005.

(2)	The percentage for each individual or group is based on the aggregate number of shares outstanding as of March 19, 2005 (12,660,500) and all shares issuable upon the exercise of outstanding stock options held by such individual or group to the extent such options are exercisable within 60 days of March 19, 2005.

(3)	Consists of (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share dispositive power and certain voting power, and John J. Brennan and Eileen Brennan Oakley share certain voting power pursuant to an Amended and Restated Voting Trust Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below (ii) 146,050 issued and outstanding shares of Common Stock over which John J. Brennan exercises voting control pursuant to certain Voting Agreements entered into by and among current and former employees of the Company, John J. Brennan and the Company, (iii) 1,871,500 issued and outstanding shares of Common Stock, (iv) 31,200 issued and outstanding shares of Common Stock held jointly with John Brennan’s wife, (v) 249,700 shares of Common Stock issuable pursuant to exercisable stock options issued in John Brennan’s name and (vi) 919,197 shares of Common Stock held subject to twelve trusts over which Ms. Oakley, the daughter of Donald P. Brennan, and John J. Brennan share certain voting power pursuant to a Voting Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

(4)	Consists of (i) 4,500,000 shares of Common Stock over which John J. Brennan and Donald P. Brennan share dispositive power and certain voting power, and John J. Brennan and Eileen Brennan Oakley share certain voting power pursuant to an Amended and Restated Voting Trust Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below and (ii) 20,000 shares of Common Stock issuable pursuant to exercisable stock options issued in Donald Brennan’s name. Does not include 1,143,303 shares of Common Stock held by grantor retained annuity trusts over which Donald Brennan, the grantor, is precluded from exercising any power, including the power to vote or dispose of such shares. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

(5)	Consists of or includes 22,500 shares of Common Stock issuable pursuant to exercisable stock options for each of Mr. Lehr and Mr. Somers and 19,500 shares of Common Stock issuable pursuant to exercisable stock options for Mr. Stoops.

(6)	Includes 85,400 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement and 30,500 issued and outstanding shares of Common Stock held jointly with John Campbell’s wife.

(7)	Includes 138,900 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(8)	Consists of 12,250 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(9)	Consists of 46,400 shares of Common Stock issuable pursuant to exercisable stock options over which John J. Brennan exercises voting control pursuant to the terms of a Voting Agreement.

(10)	Includes 822,276 shares of Common Stock issuable pursuant to exercisable stock options.

(11)	Consists of (i) 919,197 shares of Common Stock held subject to twelve trusts over which Ms. Oakley has voting control and (ii) 4,500,000 shares of Common Stock over which John J. Brennan and Ms. Oakley share certain voting power pursuant to an Amended and Restated Voting Trust Agreement dated April 1, 2004, more fully described in “Certain Relationships and Related Transactions” below. The address of this shareholder is 100 Brandywine Boulevard, Newtown, PA 18940.

(12)	In a Schedule 13F reporting beneficial ownership as of December 31, 2004, Westcap Investors LLC reported that it is an investment advisor with the sole power to vote 1,089,897 of these shares.

(13)	In a Schedule 13F reporting beneficial ownership as of December 31, 2004, Wellington Management Company LLP (“WMC”) reported that, in its capacity as investment advisor, it may be deemed to beneficially own 923,000 shares of the Company which are held of record by clients of WMC.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table.    The following table sets forth for the years ended December 31, 2004, 2003 and 2002 compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended December 31, 2004.

Summary Compensation Table

	Annual Compensation					Long Term Compensation		All Other Compensation(1)
Name and Principal Position	Year	Salary		Bonus(4)		Securities Underlying Options/SARs
John J. Brennan Chairman, President and Chief Executive Officer	2004 2003 2002	$ $ $	628,942 502,883 557,692	$ $ $	161,371 106,930 255,297	0 0 27,300	(2) (2) (3)	$ $ $	136,098 125,399 98,416

John L. Magee Executive Vice President, Global Operations	2004 2003 2002	$ $ $	300,250 274,538 264,596	$ $ $	59,150 45,708 101,600	0 0 5,000	(2) (2) (3)	$ $ $	7,329 6,631 6,466

John D. Campbell Executive Vice President, Global Sales and Marketing	2004 2003 2002	$ $ $	234,211 219,769 214,731	$ $ $	139,130 123,550 147,552	0 0 6,200	(2) (2) (3)	$ $ $	5,143 4,824 4,860

James Shannon Senior Vice President, Commercial Sales and Business Development	2004 2003 2002	$ $ $	180,627 167,201 167,035	$ $ $	113,412 93,107 142,450	0 0 0	(2) (2)	$ $ $	4,945 4,360 4,415

Antoinette Forth Senior Vice President, Financial Sales and Business Development	2004 2003 2002	$ $ $	172,024 158,554 155,625	$ $ $	114,742 86,267 97,024	0 0 3,000	(2) (2) (3)	$ $ $	6,555 4,268 4,282

(1)	Includes for 2004: (i) Company contributions of $4,100, $4,100, $4,100, $4,100 and $4,100 to the Company’s 401(k) tax-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Shannon and Ms. Forth, respectively, (ii) premiums paid by the Company in the amount of $2,635, $908, $592, $845 and $358, for group term life insurance on behalf of Mr. Brennan, Mr. Magee, Mr. Campbell, Mr. Shannon and Ms. Forth, respectively; (iii) premiums paid by the Company in the amount of $87,443, $558 and $451 for life insurance on behalf of Mr. Brennan, Mr. Magee and Mr. Campbell, respectively; (iv) Company contributions of $25,755, $1,764 and $2,097 to the Company’s non-qualified employee savings and retirement plan on behalf of Mr. Brennan, Mr. Magee and Ms. Forth, respectively, (v) health benefits of $2,882 on behalf of Mr. Brennan and (vi) lease payments paid by the Company in the amount of $13,283 for an automobile leased on behalf of Mr. Brennan.

(2)	No options were granted to the named executive officers in 2003 or 2004.

(3)	These options were granted in 2002 for the employee’s performance during 2001.

(4)	Represents bonuses earned during the fiscal year.

Year-End Values.    The following table summarizes option exercises during 2004 and the value of vested and unvested options for the persons named in the Summary Compensation Table at December 31, 2004.

Aggregated Option Exercises in Last Year and Year-End Option Values

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

John J. Brennan	25,000	$92,750	249,700	—	$803,322	—

John L. Magee	43,000	$449,819	138,900	—	$915,400	—

John D. Campbell	22,500	$198,025	85,400	—	$294,624	—

James Shannon	—	—	46,400	—	$30,144	—

Antoinette Forth	—	—	12,250	750	$13,040	—

(1)	Values calculated using the closing market price of $9.71 per share of the Company’s Common Stock on December 31, 2004 and the per share exercise price of the individual’s options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 regarding the number of shares of Common Stock that may be issued under the Company’s equity compensation plans. All of the Company’s equity compensation plans have been approved by the Company’s shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)

Equity compensation plans approved by security holders	1,355,838	$7.97	1,089,837

Equity compensation plans not approved by security holders	0	0	0

Non-Qualified Deferred Compensation Plan

In October 1999, the Company adopted a Non-Qualified Deferred Compensation Plan (the “1999 Plan”) for certain employees, under which deferrals commenced as of April 2000. The 1999 Plan allowed participating employees to defer a portion of their compensation on a pre-tax basis. Pursuant to an amendment to the 1999 Plan effective January 1, 2001, the Company has made a matching contribution to the account of each participant in an amount equal to ten percent (10%) of the amount of such participant’s current year deferral under the 1999 Plan. The contributions from this match vested in the employee’s account ratably over a period of three (3) years measured from the employee’s first day of employment with the Company. Employees were fully vested in the amounts they deferred, but withdrawals are not permitted until the termination of the 1999 Plan, or the termination, disability or death of the participating employee. Other withdrawals are permitted for unforeseeable emergencies only.

As a result of new requirements for deferred compensation plans imposed by the American Jobs Creation Act of 2004 (the “Act”), the Company decided to cease new deferrals under the 1999 Plan as of December 31, 2004. The Company expects to implement a new deferred compensation plan, effective May 1, 2005, substantially in the form of the 1999 Plan but conforming to the Act’s requirements (the “2005 Plan”). Under the Act’s transitional rules, the Company has until December 31, 2005 to finalize the terms and conditions of the 2005 Plan.

Employment Agreements

In August 2002, the Company entered into an employment agreement with John J. Brennan as Chief Executive Officer. The agreement has a three-year term that ends July 31, 2005, but the term renews automatically for successive three-year periods unless either party gives written notice of termination at least 180 days prior to the expiration date, or unless earlier terminated as provided therein. The agreement initially provides for a base salary of $575,000, which may be increased each year at the discretion of the Company’s Compensation Committee, and may not be decreased below the then current level. Mr. Brennan’s current base salary is $625,000. Mr. Brennan is eligible each year to participate in a Quarterly Incentive Plan (“QIP”) under which he is eligible to receive a bonus in an amount up to 150% of his then base salary. Mr. Brennan is also eligible each year to participate in an Annual Incentive Plan (“AIP”) under which he is eligible to receive a bonus in an amount up to 200% of his QIP bonus for the year. The payment of the QIP bonus and the AIP bonus may be in the form of cash and/or Common Stock as determined by the Company’s Compensation Committee. Mr. Brennan also is entitled to receive each year for three years, commencing May 1, 2003, an annual grant of options to purchase 100,000 shares of Common Stock under the Company’s 1996 Equity Plan at an exercise price equal to the fair market value of the Common Stock on the date of grant. Twenty-five percent (25%) of each grant shall vest as of the date of grant, with the remainder vesting in equal installments on the first, second and third anniversaries of the grant date. The Company’s Compensation Committee shall have the right to reduce or eliminate each such grant if the Compensation Committee determines that the Company’s earnings per share for the Company’s most recent fiscal year are not in excess of the Company’s earnings per share for the Company’s fiscal year prior to the most recent fiscal year. In addition, in the event of (i) a material change in the capitalization of the Company (including, but not limited to, a public offering, stock split or spin-off), or (ii) a material negative performance variance from the Company’s business plan resulting from circumstances not attributable to Mr. Brennan’s performance or, alternatively, reflecting inadequate performance by Mr. Brennan, the Compensation Committee shall have the right to increase or decrease the number of shares subject to the grants to reflect such circumstances in such manner as the Compensation Committee in its discretion may determine. If Mr. Brennan’s employment is terminated by the Company for other than willful misconduct, or if Mr. Brennan terminates his employment for “good reason,” then the Company is required to maintain its obligations under his employment agreement for 36 months from the date of termination. Mr. Brennan may terminate his employment agreement for “good reason” upon 30 days’ written notice if there has been (i) a substantial (20% or more) reduction in his salary or benefits other than a reduction which is part of a general salary reduction applicable to all senior executives of the Company, (ii) a substantial change in his duties or (iii) a “change of control” of the Company. A “change of control” is defined as the occurrence of an event resulting in any person other than Mr. Brennan becoming a beneficial owner of more than 50% of the then outstanding securities of the Company or a merger of the Company or the sale of substantially all of the assets of the Company.

In August 2002, the Company entered into an employment agreement with John L. Magee that provided for a base salary of $265,000 per year. Mr. Magee’s employment agreement provides for his salary, which currently is $305,000, to be reviewed annually by the Board of Directors. His employment agreement has an initial term of one year, and is renewed automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provisions that, if triggered, entitle Mr. Magee to monthly severance payments in an amount equal to his then-current monthly salary for a period of 18 months. The severance payments are triggered by the termination of Mr. Magee’s employment by the Company without cause or upon Mr. Magee’s resignation for “good reason” which includes a breach by the Company of its obligation under the employment agreement, a material diminishment of Mr. Magee’s duties or the removal of Mr. Magee from his position without his consent.

In March 2003, the Company entered into an employment agreement with John Campbell that provided for a base salary of $215,000 per year. Mr. Campbell’s employment agreement provides for his salary, which currently is $235,000, to be reviewed annually by the Board of Directors. His employment agreement has an initial term of one year, and is renewed automatically each year for an additional one-year term unless either party to the agreement terminates prior to the end of the renewal term. The Company may terminate the employment agreement at any time, with or without cause. The employment agreement contains severance provisions that, if triggered, entitle Mr. Campbell to monthly severance payments in an amount equal to his then-current monthly salary for a period of 18 months. The severance payments are triggered by the termination of Mr. Campbell’s employment by the Company without cause.

In September 2002, the Company entered into an employment agreement with James Shannon that provided for a base salary of $167,200 per year. Mr. Shannon’s employment agreement had an initial term of one year and renews automatically for consecutive one-year periods unless terminated within 90 days prior to the expiration of the then-current term. Mr. Shannon’s current base salary is $177,611. Mr. Shannon is entitled to receive monthly severance payments in the event of the termination of his employment by the Company without cause for either six (6) months if Mr. Shannon has less than ten (10) years of uninterrupted service with the Company, or nine (9) months if Mr. Shannon has ten (10) years or more of uninterrupted service with the Company, at the time of such termination.

The employment agreements discussed above contain non-tampering, non-disclosure, non-solicitation and confidentiality provisions. Although the employment agreements restrict the employee from interfering with the Company’s current, former or potential customers, none contain a provision restricting a terminated employee’s ability to work for a competitor of the Company.

Compensation of Directors

During 2004, non-employee directors were paid directors’ fees of $2,500 for each quarterly Board meeting and each special Board meeting attended in person or by telephone and $500 for any other telephonic Board meeting attended. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each received $2,000 for each committee meeting attended and the other members of the Audit Committee and the Compensation Committee received $1,250 for each committee meeting attended. The non-employee directors were also paid an annual fee of $25,000. In addition, directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

Under the Company’s 1996 Non-Employee Directors Plan as currently in effect, each non-employee director receives, upon initial election to the Board, an option to purchase 15,000 shares of Common Stock. These initial options are exercisable with respect to fifty percent (50%) of the shares on the date of grant and become exercisable with respect to the remaining fifty percent (50%) of the shares on the first anniversary of the date of grant if the director continues to be a member of the Board of Directors through that date. These initial options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance. In addition, each non-employee director is granted an option to purchase 5,000 shares of Common Stock on the date of each annual meeting; these options vest on the first anniversary of the date of grant if the director continues to be a member of the Board of Directors through that date, have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years after issuance.

Certain Relationships and Related Transactions

Voting Trust Agreement.    John J. Brennan, Donald P. Brennan and the Company entered into an Amended and Restated Voting Trust Agreement dated as of October 16, 2000, which was amended and restated as of April 1, 2004 (the “Voting Trust Agreement”). The Voting Trust Agreement terminates December 31, 2080. John J. Brennan and Donald P. Brennan are voting trustees of the voting trust created by the Voting Trust Agreement. The Voting Trust Agreement provides that all acts of John J. Brennan and Donald P. Brennan as voting trustees must be by unanimous consent. While Donald P. Brennan is a trustee under the Voting Trust Agreement and while Eileen Brennan Oakley and John J. Brennan are parties to a separate Voting Agreement (described below in “Voting Agreements”) all decisions regarding the vote, or abstention from voting, for the election of the Company’s directors shall be made by the unanimous consent of Ms. Oakley and John J. Brennan. John J. Brennan has the right under the Voting Trust Agreement to designate an individual to act as his successor trustee upon his death or resignation; if no such successor is so designated, his wife, Jean M. Brennan, will act as successor trustee. If she acts as a trustee, Jean M. Brennan may designate any child of John J. Brennan to act as her successor trustee upon her death or resignation. Upon the death or resignation of Donald P. Brennan as a voting trustee, his daughter, Eileen Brennan Oakley, will become a voting trustee. If Eileen Brennan Oakley fails or ceases to act as a voting trustee, the next oldest child of Donald P. Brennan shall become a voting trustee. If Donald P. Brennan dies or resigns while John J. Brennan is acting as a voting trustee, the vote of John J. Brennan constitutes the unanimous vote of the trustees in the event of any disagreement between John J. Brennan and the successor voting trustee of Donald P. Brennan. The Voting Trust Agreement provides for the appointment of an independent trustee to act as co-trustee in the event that none of John J. Brennan, the wife of John J. Brennan and Donald P. Brennan is acting as voting trustees. The trustees are required to vote all shares held under the Voting Trust Agreement to elect Donald P. Brennan as a director of the Company if he is nominated for election as a director and to vote all such shares against the removal of Donald P. Brennan as a director of the Company, unless he is unable to perform his duties as a director due to mental or physical incapacity or unless he has engaged in willful misconduct or gross negligence. Pursuant to a supplemental agreement entered into as of October 16, 2000 between John J. Brennan and Donald P. Brennan, (the “Supplemental Agreement”), Donald P. Brennan consented to John J. Brennan’s withdrawal from the Voting Trust of shares of ICT Common Stock that he beneficially owned in excess of 2,250,000 shares, provided that the shares he removed remain subject to the Amended and Restated Shareholders Agreement dated as of October 16, 2000, as described below. John J. Brennan withdrew 1,846,500 shares of ICT Common Stock from the Voting Trust, leaving 2,250,000 shares he beneficially owns subject to the Voting Trust. Under the Supplemental Agreement, John J. Brennan and Donald P. Brennan agreed to use their best efforts to ensure that the other is nominated to stand for election as a director of the Company at the conclusion of each of their respective terms and John J. Brennan agreed to vote the shares he removed from the Voting Trust for Donald P. Brennan’s election as a director of the Company.

Shareholders’ Agreement.    The Company, John J. Brennan, Donald P. Brennan and certain family trusts that have been established by John J. Brennan and Donald P. Brennan (the “Trusts”) have entered into an Amended and Restated Shareholders Agreement dated as of October 16, 2000 that covers the shares of Common Stock that each beneficially owns, including those held in the Voting Trust (the “Shareholders’ Agreement”). The Shareholders’ Agreement prohibits the transfer of shares owned by John J. Brennan, Donald P. Brennan and the Trusts, without the consent of the other parties to the Shareholders’ Agreement, except (i) pursuant to a public offering, (ii) to certain family members and trusts who agree to be bound by the Shareholders’ Agreement, (iii) to another party, or the Company, pursuant to rights of first refusal or (iv) to a third party if rights of first refusal have not been exercised.

Voting Agreements.    Each of the Company’s employee optionholders has entered into a ten-year voting agreement (the “Optionholder Voting Agreements”) with the Company and John J. Brennan pursuant to which each optionholder has agreed to vote all shares of Common Stock received by such individuals upon the exercise of options in the manner directed by Mr. Brennan. The Optionholder Voting Agreements are binding on each of the optionholders’ successors in interest. Mr. Brennan is required to release shares covered by the Optionholder Voting Agreements if a shareholder intends to sell shares in the public market and completes the sale within 90 days of the release. Shares sold in the public market are thereafter not subject to the Voting Agreements.

In addition, the Company, John J. Brennan and Eileen Brennan Oakley, (the “Trustee”), the Trustee of the Brennan Family 1997 Trust and the Brennan Family 1996 Trust, have entered into a ten-year voting agreement dated as of April 1, 2004, pursuant to which all shares of Common Stock beneficially owned by the Trustee will be voted by unanimous consent with John J. Brennan on all matters submitted to shareholders involving the election of members of the Board of Directors. The agreement, and the proxy given to John J. Brennan for the Trustee’s shares, may be revoked-at-will by either John J. Brennan or the Trustee.

John J. Brennan, Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Donald P. Brennan, Vice Chairman of the Company, are brothers.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial statements and the financial reporting process. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating primarily to the Company’s financial reporting process, its systems of internal accounting and financial controls and the independent audit of its financial statements. The Audit Committee is composed of three directors, each of whom is independent (as defined in Nasdaq’s Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act), has not participated in the preparation of the financial statements of the Company or any subsidiary of the Company, and is able to read and understand fundamental financial statements. In addition, the Board has determined that Bernard Somers and Seth J. Lehr qualify as “audit committee financial experts” as defined by the SEC in Item 401(h) of Regulation S-K. The Audit Committee operates under a written charter adopted by the Board of Directors and attached as an Appendix to the Company’s Proxy Statement in connection with the 2004 Annual Meeting of Shareholders.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company and the independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee also reviewed and discussed the Company’s audited financial statements with management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Bernard Somers, Chairman

Seth J. Lehr

John A. Stoops

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for approving the base salaries and the total direct compensation levels of the Chief Executive Officer (the “CEO”) and the other executive officers of the Company. In addition, the Compensation Committee is responsible for (i) reviewing and approving the performance criteria for incentive compensation awards and the achievement levels and payout for the executive officers in accordance with the Company’s Incentive Plan and (ii) determining awards of equity compensation to executive officers under the Company’s 1996 Equity Compensation Plan.

Compensation Philosophy

The Company’s compensation policies for executive officers are designed to (a) provide competitive compensation packages that will attract, retain and motivate superior executive talent, (b) foster a performance—oriented environment by tying a significant portion of each executive’s cash compensation to the achievement of financial results and other objectives important to the Company, and (c) provide long-term equity compensation, principally to reward executives for achieving specific long term objectives and thus further align the interests of executive officers with those of shareholders. The principal components of the Company’s executive officer compensation program are base salary, annual incentive awards, and long term compensation in the form of stock options or other equity grants.

Total Cash Compensation

Total cash compensation for each executive is comprised of a base salary and a cash incentive award. Target total cash compensation is established based on marketplace data, including a review of compensation packages of executives in comparable positions with other similar publicly held services companies. Based upon such data and an analysis prepared by an independent compensation and benefits consultant, the Committee believes that the compensation levels of the executive officers in 2004 were within a reasonable range of the Company’s targeted compensation levels for comparable positions.

Under the Incentive Plan in 2004, executive officers were eligible to participate in a Quarterly Incentive Plan (QIP) and, except for certain sales executives, an Annual Incentive Plan (AIP). Under the QIP, executive officers were eligible for an award, which, depending upon job responsibility, ranged from 65% to 100% of base salary. Eighty percent of each participant’s QIP was based upon achievement of quarterly financial objectives set at the beginning of the year and twenty percent of each participant’s QIP was based upon achievement of specific management objectives established for each executive at the beginning of the year and updated at mid-year. Under the AIP for 2004, executive officers (other than certain sales executives) were eligible to receive an additional award based upon the Company’s achievement of specific earnings targets for the year. Because the minimum earnings target established at the beginning of the year was not met, no payments were made under the AIP for 2004.

Long-Term Compensation

The Compensation Committee has the discretion to grant stock options, restricted stock and other awards based on the Company’s common stock, pursuant to the 1996 Equity Compensation Plan. The Committee may also elect to pay some or the entire amount payable under the AIP in the form of an award under the Equity Compensation Plan. No awards under the Equity Compensation Plan were made to executive officers in 2004.

Compensation of Chief Executive Officer

The annual base salary of the CEO was reinstated to $575,000 effective January 1, 2004 and increased to $625,000 effective February 8, 2004 (in consideration of business conditions and the Company’s performance, the CEO had elected, at the beginning of 2003, to reduce his annual base salary for 2003 from $575,000 to

$500,000). The compensation of the CEO is subject to the terms of his employment agreement and is reviewed by the Committee using the same criteria as applied to other executive officers. The CEO received $161,371 in incentive compensation for 2004 based upon achievement of financial objectives for the first quarter of 2004 and upon achievement of specific management objectives.

Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code generally denies a federal income tax deduction for certain compensation exceeding $1,000,000 paid to the CEO or any of the four other highest paid executive officers, excluding (among other things) certain performance-based compensation. Through December 31, 2004, this provision has not affected the Company’s tax deductions, but the Compensation Committee will continue to monitor the potential impact of section 162(m) on the Company’s ability to deduct executive compensation.

THE COMPENSATION COMMITTEE

Donald P. Brennan, Chairman

Bernard Somers

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index (the “Nasdaq Index”) and (ii) a “peer group” index, assuming an investment of $100 on December 31, 1999 in each of the Common Stock of the Company, the stocks comprising the Nasdaq Index and the stocks comprising the “peer group,” and further assuming reinvestment of dividends. The “peer group” consists of Aegis Communications Group, Inc., APAC Teleservices, Inc., RMH Teleservices, Inc., West Corporation, Sitel Corp. and Teletech Holdings, Inc. RMH Teleservices, Inc. is included in the “peer group” through the date it was acquired by NCO Group in 2004.

Measurement Date	ICT Group, Inc.	Nasdaq Stock Market	Peer Group
12/31/99	$100	$100	$100
12/31/00	$ 79	$ 63	$ 70
12/31/01	$152	$ 50	$ 60
12/31/02	$ 95	$ 35	$ 36
12/31/03	$ 96	$ 53	$ 51
12/31/04	$ 79	$ 57	$ 61

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. KPMG LLP has audited the Company’s financial statements since May 2002. This appointment will be submitted to the shareholders for ratification at the Annual Meeting.

Although not required by law or by the By-laws of the Company, the Board of Directors has determined that it would be desirable to request ratification of this appointment by the shareholders. If ratification is not received, the Audit Committee will reconsider the appointment. A representative of KPMG LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of the outstanding shares of Common Stock is required for the ratification of this selection.

The Board of Directors recommends that the shareholders vote FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

Fees Billed by Independent Public Accountants

Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered to the Company in connection with the audit of the Company’s financial statements for the fiscal year end and the reviews conducted by KPMG LLP of the financial statements included in the Quarterly Reports on Form 10-Q that the Company was required to file totaled approximately $250,000 in fiscal 2004 and approximately $206,000 in fiscal 2003. In addition, the aggregate fees billed by KPMG LLP for Section 404 attest services during fiscal 2004 were approximately $604,000.

Audit-Related Fees.    The aggregate fees billed by KPMG LLP for audit-related services totaled approximately $80,000 in fiscal 2004 and approximately $53,000 in fiscal 2003. Audit-related services principally include statutory audits of certain Company subsidiaries and audits of employee benefit plans.

Tax Fees.    The aggregate fees billed by KPMG LLP for tax return preparation and other tax compliance, tax advice and tax planning totaled approximately $148,000 in fiscal 2004 and approximately $179,000 in fiscal 2003.

All Other Fees.    The aggregate fees billed by KPMG LLP for services other than the services reported above totaled approximately $29,000 in fiscal 2003 principally for S-8 and S-3 registration statements. KPMG LLP billed no fees in fiscal 2004 for services other than the services reported above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent (10%) of the Company’s Common Stock to file reports of ownership and changes in ownership of the Company’s Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Based on its records, the Company believes that reports for its executive officers, directors and greater than ten percent (10%) shareholders were timely filed during 2004, except that a Form 4 to report Mr. John Magee’s November 29, 2004 exercise of an option to purchase 1,500 shares and sale of those 1,500 shares was inadvertently filed one day late.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2006 annual meeting, the Company must receive such proposals no later than December 1, 2005. Proposals should be directed to the attention of the Secretary of the Company.

Different deadlines apply to submission of shareholder proposals for the 2006 annual meeting that are not intended to be included in the Company’s proxy statement. The Company’s Bylaws provide that a shareholder may nominate one or more persons for election as directors at the 2006 annual meeting only if the shareholder has provided a written notice, in the form prescribed by the Bylaws, to the Secretary of the Company between February 18, 2006 and March 10, 2006 (not less than 70 days, nor more than 90 days, prior to the anniversary of the 2005 annual meeting). The Chairman of the 2006 annual meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedures. For other shareholder proposals for the 2006 annual meeting, the deadline, under SEC rules, is February 26, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the 2006 annual meeting.

OTHER MATTERS

Although the Company knows of no items of business which will be presented at the Annual Meeting other than those described herein, proxies in the accompanying form will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year’s Annual Meeting. The Company received no notice of any shareholder proposal by such anniversary date (i.e., February 26, 2005).

The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for Fiscal 2004. All requests should be directed to the Company, Attention: Vincent Paccapaniccia.

In addition, electronic copies of the Company’s Fiscal 2004 Annual Report, Form 10-K and proxy statement will be available on the Company’s website at:

http://www.ictgroup.com/investors/index.html

after the reports are mailed to shareholders in mid April 2005.

By Order of the Board of Directors,

Jeffrey C. Moore

Secretary

April 13, 2005

ICT GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 18, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN J. BRENNAN and JEFFREY C. MOORE, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the “Proxies”), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ICT Group, Inc, (the “Company”) to be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 18, 2005, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

(Continued and to be signed on the reverse side)

ICT GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS – MAY 18, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints JOHN J. BRENNAN and JEFFREY C. MOORE, or either of them, acting alone in the absence of the other, the proxies of the undersigned, with full powers of substitution (the “Proxies”), to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of ICT Group, Inc, (the “Company”) to be held at the Company’s executive offices, 100 Brandywine Boulevard, Newtown, Pennsylvania 18940 on May 18, 2005, at 10:00 a.m. or any adjournment thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

ICT GROUP, INC.

May 18, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Director (Class III) 2. Proposal to ratify the appointment of KPMG LLP as the

Company’s independent registered public accounting firm for the

NOMINEE: fiscal year ending December 31, 2005.

FOR THE NOMINEE Donald P. Brennan

3. Other Business. In their discretion, the Proxies are authorized to vote upon such

WITHHOLD AUTHORITY TO other business as may properly come before the Annual Meeting and any and all

VOTE FOR THE NOMINEE

adjournments thereof.

This Proxy, when properly executed, will be voted as directed by the shareholder.

If no such directions are indicated, the Proxies will have authority to vote

“FOR” the director nominee, and “FOR” the ratification of KPMG LLP as the

Independent registered public accounting firm of the Company.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.